EXHIBIT 5.1

                 LAW OFFICES
   Ballard Spahr Andrews & Ingersoll, LLP                       BALTIMORE, MD
        1225 17TH STREET, SUITE 2300                          PHILADELPHIA, PA
         DENVER, COLORADO 80202-5596                         SALT LAKE CITY, UT
                303-292-2400                                    VOORHEES, NJ
              FAX: 303-296-3956                                WASHINGTON, DC
            www.ballardspahr.com                               WILMINGTON, DE





                                 August 29, 2005


Navidec Financial Services, Inc.
14 Inverness Drive East, Suite F-116
Englewood, CO 80112


Ladies and Gentlemen::

     As counsel for Navidec Financial Services, Inc., a Colorado corporation (the "Company"), we have examined and are familiar with the Registration Statement on Form S-1, as amended (File No. 333-126014) (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), the $.001 par value common stock (the "Common Shares") of the Company.

     The Company will distribute 5,177,748 Common Shares pro rata to the holders of the Navidec, Inc. common stock as of the record date of September 9, 2004 (the "Spin Off"), in accordance with and as more fully set forth in the prospectus of the Company, dated August _______, 2005, forming a part of the Registration Statement (the "Prospectus").

     In connection with the Spin Off, we have examined, among other things, originals, certified copies or copies otherwise identified to us as being copies of originals, of (i) the Restated Articles of Incorporation and Bylaws of the Company; (ii) the form of Common Share certificate filed as Exhibit 4.1 to the Registration Statement; (iii) records of proceedings of the Company's Board of Directors with respect to the Spin Off, including, without limitation, the filing of the Registration Statement; and (iv) such other documents, records and certificates of public officials as we deemed necessary or appropriate for the purpose of this opinion. In rendering the opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company as to factual matters. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents submitted to us as copies.

     On the basis of such examination and review, we advise you that in our opinion upon distribution of the Common Shares pursuant to the Spin Off, as described in the Prospectus, the Common Shares will be duly authorized and validly issued and non assessable.

Navidec Financial Services, Inc.
August 29, 2005
Page 2


     This opinion is limited to the law of the state of Colorado and the laws of the United States of America. We hereby consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                   Very truly yours,



                                   /s/  Ballard, Spahr, Andrews & Ingersoll, LLP